Exhibit (a)(1)(A)

GOGO INC.

111 NORTH CANAL STREET, SUITE 1500

CHICAGO, ILLINOIS 60606

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS

MAY 14, 2020

GOGO INC.

SUMMARY TERM SHEET — OVERVIEW

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS

This offer and withdrawal rights will expire at 5:00 pm Central Time,

on June 12, 2020, unless extended.

Gogo Inc. (the “Company,” “Gogo,” “we,” “us,” or “our”) is offering each Eligible Participant (as defined below) the opportunity to exchange outstanding Eligible Options (as defined below) for a lesser number of Replacement Options (as defined below) on the terms and subject to the conditions set forth in this Offer to Exchange Eligible Options for Replacement Options (the “Offer to Exchange”), including the Offering Memorandum, beginning on page 21 (the “Offering Memorandum”). The offer to exchange Eligible Options for Replacement Options, and the exchange of such options, is referred to herein as the “Exchange Offer” and is referred to in some related communications as the “Option Exchange Program”).

The “Expiration Time” of the Exchange Offer is 5:00 pm Central Time on June 12, 2020. If we extend the period of time during which this Exchange Offer remains open, the term “Expiration Time” will refer to the last time and date on which this Exchange Offer expires. You will be informed of any extension of the Exchange Offer.

You are an “Eligible Participant” if:

•

on the date the Exchange Offer commences, you are employed by Gogo or any of its subsidiaries, and have not submitted a notice of resignation or been notified by us that your employment relationship with us is being terminated;

•	at the Expiration Time, you continue to be employed by Gogo or any of its subsidiaries, and have not submitted a notice of resignation or received a notice of termination; and

•	you are not serving as a non-employee director of the Board of Directors of Gogo (the “Board”).

Employees who are on furlough or an authorized leave of absence are considered to be employed by Gogo or any of its subsidiaries for purposes of determining eligibility to participate in the Exchange Offer. Any Eligible Participant who is on an authorized leave of absence or furlough will be able to participate in the Exchange Offer, so long as they are an employee of the Company or any of its subsidiaries (whether active, on authorized leave of absence or on furlough) at both the commencement of the Exchange Offer and the Expiration Time and have not submitted a notice of resignation or received a notice of termination.

An “Eligible Option” is an outstanding option to purchase shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) issued under the Amended and Restated Gogo Inc. 2016 Omnibus

Incentive Plan (the “2016 Omnibus Plan”), the Gogo Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) or the Aircell Holdings Inc. Stock Option Plan (the “Aircell Option Plan”) that:

•	is held by an Eligible Participant on the date the Exchange Offer commences;

•	has an exercise price equal to or greater than $2.46 (which is 150% of the closing trading price of our common stock on May 13, 2020); and

•	is not an Excluded Option.

An “Excluded Option” is an outstanding option that:

•	has a normal expiration date of June 2020;

•	has a performance-vesting condition with a performance period ending in May 2020;

•	was granted in calendar year 2020; or

•	was granted to our Chief Executive Officer in his capacity as a non-employee director of the Board.

A “Replacement Option” is an option to purchase shares of the Company’s common stock issued under the 2016 Omnibus Plan with the following terms (collectively, the “Replacement Option Terms”):

•	Each Replacement Option will have an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market (“Nasdaq”) on the date on which the Expiration Time occurs.

•	Each Replacement Option will have an expiration date of the tenth (10th) anniversary of the date of grant of the Replacement Option.

•

Each Replacement Option will be unvested when granted and will vest on December 31, 2022, subject to your continued employment with Gogo or any of its subsidiaries through that date. In the event that your service with us terminates for any reason prior to December 31, 2022 (whether initiated by you or by Gogo), the Replacement Option will expire on your termination date, with the exception that, if your employment terminates upon death, disability, or Retirement, or Gogo terminates your employment prior to December 31, 2022 without Cause, your Replacement Option would fully vest in connection with the termination of your employment. “Cause” for this purpose has the meaning defined in the 2016 Omnibus Plan and “Retirement” for this purpose has the meaning defined in the applicable stock option agreement.

If you choose to participate in the Exchange Offer and tender your Eligible Options for Replacement Options and we accept your fully tendered Eligible Options, the number of Replacement Options you receive will depend on the number of Eligible Options you elect to exchange, and will be based on the following exchange ratios:

Range of Exercise Prices for Eligible Options	Exchange Ratio*
$3.58-$12.93	1.7
$15.82-$21.45	7.0
$17.78-$26.67	26.0
$9.08-$17.78	480.0

*

The Exchange Ratio shows the number of Eligible Options that must be exchanged for you to receive one Replacement Option. The number of Replacement Options will be rounded up to the nearest whole share.

We have used a Black-Scholes pricing model to determine the fair price or theoretical value of the Eligible Options. The Black-Scholes pricing model is based on five variables: the exercise price, the current stock price, the time remaining before the option expires, a risk-free interest rate and stock price volatility. We have then applied the same exchange ratio to Eligible Options having substantially similar Black-Scholes values. The purpose of using the Black-Scholes pricing model is to treat, as nearly as practicable, all Eligible Options having substantially similar Black-Scholes values in a substantially similar manner.

Please note, it is possible that the exercise price of one or more of your Eligible Options may fall within the overlap covered by more than one exchange ratio. For example, an Eligible Option with an exercise price of $17.00 per share may have one of three potential exchange ratios in the chart above (7.0, 26.0 or 480.0). If this overlap applies to any of your Eligible Options, your Election Form on the Exchange Offer Website will tell you which exchange ratio applies to those Eligible Options. The reason for this overlap is that the exercise price is only one of the five variables included in the Black-Scholes value of an Eligible Option, and the combination of all five variables creates the total Black-Scholes value for the Eligible Option and the final applicable exchange ratio.

The commencement date of the Exchange Offer is May 14, 2020. We are making the Exchange Offer upon the terms and subject to the conditions described in the Offering Memorandum. Participation in the Exchange Offer is voluntary with respect to each Eligible Option you hold.

You are not required to participate in the Exchange Offer.

If you hold more than one Eligible Option grant, you may elect to participate in the Exchange Offer on a grant-by-grant basis, meaning that you will be allowed to tender for exchange one of those grants without tendering for exhange other of those grants. However, as to any grant that you elect to tender for exchange, you must tender the entire grant (i.e., all of the options subject to that grant, less (if applicable) any portion of the Eligible Option previously exercised).

Eligible Options properly tendered in this Exchange Offer and accepted by us for exchange will be cancelled at the Expiration Time, and your Replacement Options will be granted with the terms described above effective promptly following the Expiration Time of the Exchange Offer (such date, the “Replacement Option Grant Date”).

See “Risk Factors” beginning on page 19 for a discussion of risks and uncertainties that you should consider before agreeing to exchange your Eligible Options for Replacement Options. You should consider, among other things, these risks and uncertainties before deciding whether or not to participate in the Exchange Offer.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “GOGO.” On May 13, 2020, the closing price of our common stock as reported on Nasdaq was $1.64 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Exchange Offer.

You should direct questions about the Exchange Offer or requests for assistance by email to optionexchange@gogoair.com.

IMPORTANT

If you choose to participate in the Exchange Offer, you must properly log into the website for the Exhange Offer, review the on-line disclosures and complete the election form on the Exchange Offer website (“Election Form on the Exchange Offer Website”). These actions must all be taken by you before 5:00 pm Central Time on June 12, 2020 (or such later date as may apply if the Exchange Offer is extended).

The URL that you can utilize to launch the Exhange Offer web site is:

https://myoptionexchange.com

If you wish to change or withdraw any election previously made by you, you may do so until the Expiration Time by using the same link and following the prompts to change your elections.

You are responsible for properly submitting and completing your election through the Election Form on the Exchange Offer Website before the Expiration Time. You should save a copy of the confirmation email (the “Confirmation Email”) sent to you at the time that you complete and submit your Election Form on the Exchange Offer Website. The Confirmation Email will provide evidence that you submitted your Election Form on the Exchange Offer Website. If you do not receive a Confirmation Email within two (2) hours of submitting your Election Form, please contact optionexchange@gogoair.com to confirm that your election was made.

You do not need to return your stock option agreements for your Eligible Options to be cancelled and exchanged in the Exchange Offer. We will provide you with a stock option agreement shortly following such grants. A form of Stock Option Agreement for Replacement Options is filed as an exhibit to the Tender Offer Statement on Schedule TO (the “Schedule TO”), as it may be amended, which was filed with the SEC.

Although the Board and the Compensation Committee of the Board have approved the Exchange Offer, consummation of the Exchange Offer is subject to the satisfaction or waiver of the conditions described in Section 6 of the Offering Memorandum (“Conditions of the Exchange Offer”). Neither we, nor the Board nor the Compensation Committee, makes any recommendation as to whether you should participate, or refrain from participating, in the Exchange Offer with respect to any of your Eligible Options. You must make your own decision whether to participate. You should consult your personal financial and tax advisors if you have questions about your financial or tax situation as it relates to the Exchange Offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the Exchange Offer. Any representation to the contrary is a criminal offense.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO EXCHANGE AND IN THE RELATED ELECTION FORM ON THE OFFER WEBSITE. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS

The following are answers to some of the questions that you may have about the Exchange Offer. This Summary Term Sheet does not contain all of the information that you should consider in deciding whether to participate in the Exchange Offer. We encourage you to carefully read the remainder of this Offer to Exchange. For additional important information about the Exchange Offer, where appropriate, we have included references to the relevant sections of the Offering Memorandum where you can find a more complete description of the topics in this summary.

Ql.	Why is Gogo making the Exchange Offer?	6

Q2.	Who is eligible to participate in the Exchange Offer?	6

Q3.	Which options are subject to the Exchange Offer?	7

Q4.	Will the terms and conditions of my Replacement Options be the same as my tendered Eligible Options?	7

Q5.	How many Replacement Options will I receive for the Eligible Options I exchange?	8

Q6.	Will my Replacement Options have an exercise or purchase price?	8

Q7.	When will my Replacement Options vest?	8

Q8.	Do I need to exercise my Replacement Options in order to receive shares?	9

Q9.	If I participate in the Exchange Offer, when will my Replacement Options be granted?	9

Q10.	What happens to my Replacement Options if my employment with Gogo terminates?	9

Q11.	Will I be agreeing to restrictive covenants if I participate in the Exhange Offer?	9

Q12.	Do I have to participate in the Exchange Offer?	10

Q13.	How should I decide whether or not to participate in the Exchange Offer?	10

Q14.	How do I find out how many Eligible Options I have and what their exercise prices are?	10

Q15.	Can I tender for exchange stock options that I have already fully exercised?	10

Q16.	Can I tender for exchange the remaining unexercised portion of an Eligible Option that I have already partially exercised?	10

Q17.	If I choose to participate in the Exchange Offer, do I have to exchange all of my Eligible Options?	11

Q18.	If I choose to participate in the Exchange Offer, can I tender for exchange a portion of an option grant?	11

Q19.	What if I am on an authorized leave of absence or furlough during the Exchange Offer?	11

Q20.	What happens if my employment with Gogo terminates before the Expiration Time?	11

Q21.	Will I owe taxes if I participate in the Exchange Offer?	12

Q22.	Will I owe taxes if I do not participate in the Exchange Offer?	12

Q23.	What will happen to my Eligible Options if I participate in the Exchange Offer?	12

Q24.	Is it possible for my Replacement Options to be or become underwater?	12

Q25.	What happens to Eligible Options that I choose not to tender or that are not accepted for exchange in the Exchange Offer?	12

Q26.	How long do I have to decide whether to participate in the Exchange Offer?	13

Q27.	How do I tender my Eligible Options for exchange?	13

Q28.	Can I withdraw previously tendered Eligible Options?	14

Q29.	What will happen if I do not return my Election Form on the Exchange Offer Website by the deadline?	15

Q30.	What if I have any questions regarding the Exchange Offer?	15

* * *

Ql.	Why is Gogo making the Exchange Offer?

For many years, long-term equity incentive compensation has been a critical part of Gogo’s total compensation program for executives and other key employees. These long-term equity incentives make up a meaningful part of the target total compensation of our employees, including our executive officers. Through equity-based grants of stock options and restricted stock units, our goal is and has been to create an alignment among management and our stockholders focused on the creation of value for our stockholders.

A key part of these grants is the use of vesting, which requires continued service in order to enjoy the full economic benefit of the awards. Option grants serve as a powerful tool in the retention of executives and other key employees based on stock price appreciation. However, when the stock price remains flat or declines, the power of options to motivate and retain the holders of these awards can be lost or greatly diminished, in particular when the exercise price is materially higher than the trading price of the underlying common stock. In this circumstance, options are sometimes referred to as being “underwater,” and we use this term below.

Gogo currently has a substantial number of deeply underwater options due to a sustained drop in its stock price over the past several years. We also have a pressing need to retain and motivate our key talent. For this reason, our Board recommended to our stockholders, and our stockholders approved, the Exchange Offer.

We believe that the Exchange Offer is in the best interests of stockholders and us, as new stock options granted under the program will provide added incentive to motivate and retain our talented employees, including through the addition of a new vesting schedule even for Eligible Options that are fully vested when tendered. Because the number of Replacement Options will be lower than the number of exchanged Eligible Options, the Exhange Offer will reduce the “overhang” of the the underwater options. The difference between the number of Eligible Options tendered in the exchange and Replacement Options granted will be added back to the 2016 Omnibus Plan and will be available for equity awards in the future.

See Section 2 of the Offering Memorandum (“Purpose of The Exchange Offer; Additional Considerations”) for more information.

Q2.	Who is eligible to participate in the Exchange Offer?

Only Eligible Participants are eligible to participate in the Exchange Offer. You are an “Eligible Participant” if:

•

on the date the Exchange Offer commences, you are employed by Gogo or any of subsidiaries, and have not submitted a notice of resignation or been notified by us that your employment relationship with us is being terminated;

•	at the Expiration Time, you continue to be employed by Gogo or any of subsidiaries, and have not submitted a notice of resignation or received a notice of termination; and

•	you are not serving as a non-employee director of the Board.

Employees who are on furlough or an authorized leave of absence are considered to be employed by Gogo for purposes of determining eligibility to participate in the Exchange Offer. Any Eligible Participant who is on an authorized leave of absence or furlough will be able to participate in the Exchange Offer, so long as they are an employee of the Company (whether active, on authorized leave of absence or on furlough) at both the commencement of the Exchange Offer and the Expiration Time.

See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q3.	Which options are subject to the Exchange Offer?

Under the Exchange Offer, Eligible Participants will be able to elect to tender outstanding Eligible Options for exchange. Options to purchase Gogo common stock that are not Eligible Options are not eligible to be tendered in the Exchange Offer.

An “Eligible Option” is an outstanding option to purchase shares of common stock issued under the 2016 Omnibus Plan, the 2013 Omnibus Plan or the Aircell Option Plan that:

•	is held by an Eligible Participant;

•	has an exercise price equal to or greater than $2.46 (which is 150% of the closing trading price of our common stock on May 13, 2020); and

•	is not an Excluded Option.

An “Excluded Option” is an outstanding option that :

•	has a normal expiration date of June 2020;

•	has a performance-vesting condition with a performance period ending in May 2020;

•	was granted in calendar year 2020; or

•	was granted to our Chief Executive Officer in his capacity as a non-employee director of the Board.

See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q4.	Will the terms and conditions of my Replacement Options be the same as my tendered Eligible Options?

No. The terms and conditions of your Replacement Options, including the exercise price, vesting schedule and normal expiration date, will be different than your tendered Eligible Options. The material differences between your Eligible Options and your Replacement Options are described in this Summary Term Sheet and in the Offering Memorandum. A form of Stock Option Agreement for Replacement Options is filed as an exhibit to the Schedule TO.

Q5.	How many Replacement Options will I receive for the Eligible Options I exchange?

The number of Replacement Options that you will be granted will be determined using an exchange ratio that takes into account the exercise price of your tendered Eligible Options. The chart below illustrates the applicable exchange ratio for outstanding Eligible Options based on the dollar range of the exercise prices of such options.

Range of Exercise Prices for Eligible Options	Exchange Ratio*
$3.58-$12.93	1.7
$15.82-$21.45	7.0
$17.78-$26.67	26.0
$9.08-$17.78	480.0

*

The Exchange Ratio shows the number of Eligible Options that must be exchanged for you to receive one Replacement Option. The number of Replacement Options will be rounded up to the nearest whole share.

We have used a Black-Scholes pricing model to determine the fair price or theoretical value of the Eligible Options. The Black-Scholes pricing model is based on five variables: the exercise price, the current stock price, the time remaining before the option expires, a risk-free interest rate and stock price volatility. We have then applied the same exchange ratio to Eligible Options having substantially similar Black-Scholes values. The purpose of using the Black-Scholes pricing model is to treat, as nearly as practicable, all Eligible Options having substantially similar Black-Scholes values in a substantially similar manner.

Please note, it is possible that the exercise price of one or more of your Eligible Options may fall within the overlap covered by more than one exchange ratio. For example, an Eligible Option with an exercise price of $17.00 per share may have one of three potential exchange ratios in the chart above (7.0, 26.0 or 480.0). If this overlap applies to any of your Eligible Options, your Election Form on the Exchange Offer Website will tell you which exchange ratio applies to those Eligible Options. The reason for this overlap is that the exercise price is only one of the five variables included in the Black-Scholes value of an Eligible Option, and the combination of all five variables creates the total Black-Scholes value for the Eligible Option and the final applicable exchange ratio.

Q6.	Will my Replacement Options have an exercise or purchase price?

Your Replacement Options will have an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date that the Replacement Option is granted, which will be the date on which the Expiration Time occurs.

See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information and Section 7 of the Offering Memorandum (“Price Range of Our Common Stock”) for information concerning our historical common stock prices.

Q7.	When will my Replacement Options vest?

Regardless of whether the Eligible Options are vested or unvested, each Replacement Option will be unvested when granted and will vest on December 31, 2022, subject to your continued employment with Gogo or any of its subsidiaries through that date. With limited exceptions, in the event that your service with us terminates for any reason prior to December 31, 2022 (whether initiated by you or by Gogo), the Replacement Option will expire on your termination date. These exceptions are that, if your employment is terminated prior to the vesting date upon death, disability, or Retirement or by Gogo without Cause, your Replacement Option would fully vest. “Cause” for this purpose has the meaning defined in the 2016 Omnibus Plan and “Retirement” for this purpose has the meaning defined in the applicable stock option agreement. For this purpose, employees who are on furlough or an authorized leave will not be considered terminated.

Q8.	Do I need to exercise my Replacement Options in order to receive shares?

Yes. As is the case with your Eligible Options currently, after your Replacement Options have vested, you would need to exercise the vested portion of your Replacement Option and pay the purchase price to receive shares of Gogo common stock.

Q9.	If I participate in the Exchange Offer, when will my Replacement Options be granted?

Unless we amend or terminate the Exchange Offer in accordance with its terms, we will grant you Replacement Options for your Eligible Options as to which you properly made a valid election (and did not validly revoke that election) on the Election Form on the Exchange Offer Website, effective as of the Expiration Time (such date, the “Replacement Option Grant Date,” which is currently expected to be at the completion of the Exchange Offer on June 12, 2020).

See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q10.	What happens to my Replacement Options if my employment with Gogo terminates?

With limited exceptions, in the event that your service with us terminates for any reason prior to December 31, 2022 (whether initiated by you or by Gogo), your Replacement Options will expire on your termination date. The exceptions are that, if your employment is terminated prior to the vesting date upon death, disability or Retirement or by Gogo without Cause, your Replacement Options would fully vest. “Cause” for this purpose has the meaning defined in the 2016 Omnibus Plan and “Retirement” for this purpose has the meaning defined in the applicable stock option agreement. Employees who are on furlough or an authorized leave will not be considered terminated for this purpose.

In general, if your Replacement Options are vested upon your termination of employment or resignation, they would remain exercisable until 90 days following your termination of service or resignation from Gogo unless termination is by Gogo without Cause or due to your death, disability or Retirement, in which case the vested Replacement Options may be exercised at any time within 12 months following your termination. However, if you were terminated by Gogo for Cause, the Replacement Options would terminate in full at the time your service is terminated, even if they were vested at that time. “Cause” for this purpose has the meanings defined in the 2016 Omnibus Plan and “Retirement” for this purpose has the meaning defined in the applicable stock option agreement.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain in employment with Gogo. The terms of your employment with Gogo remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our employment until the expiration of the Exchange Offer and/or the grant date for the Replacement Options or thereafter during the vesting period of the Replacement Options. See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 of the Offering Memorandum (“Acceptance of Eligible Options for Exchange; Grant of Replacement Options”) for more information.

Q11.	Will I be agreeing to restrictive covenants if I participate in the Exhange Offer?

If you have previously entered into an agreement with us that includes restrictive covenants (including by accepting any grants of options with stock option agreements containing restrictive covenants), then you will not be agreeing to any new restrictive covenants, but, as a condition to the exchange of your Eligible Options for Replacement Options, you will be affirming that the restrictive covenants to which you previously agreed will remain in effect in accordance with their terms. If you have not previously entered into an agreement with us that includes restrictive covenants, you will not be required to agree to any new restrictive covenants to participate in the Exchange Offer.

Q12.	Do I have to participate in the Exchange Offer?

No. Participation in the Exchange Offer is completely voluntary. If you choose not to participate in the Exchange Offer (meaning that you do not elect to tender for exchange any of your Eligible Options), then your Eligible Options will remain outstanding with their current terms and you will not receive any Replacement Options. You do not need to do anything if you choose to not participate in the Exchange Offer.

Q13.	How should I decide whether or not to participate in the Exchange Offer?

We are providing substantial information to assist you in making your own informed decision. Please read all the information contained in the various sections of the Offering Memorandum below, including without limitation the information in Section 2 (“Purpose of The Exchange Offer; Additional Considerations”), Section 7 (“Price Range of Our Common Stock”), Section 8 (“Information Concerning Us; Financial Information”), Section 9 (“Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities”), Section 12 (“Material United States Tax Consequences”) and Section 15 (“Additional Information”) of the Offering Memorandum. You should seek your own legal counsel, accountant and/or financial advisor for further advice. Participation in the Exchange Offer is entirely your decision and should be made based on your personal circumstances. No one from Gogo is, or will be, authorized to provide you with advice, recommendations or legal, tax or financial considerations regarding whether you should participate in the Exchange Offer.

In addition to reviewing the materials provided, please note the following important points:

•

The Exchange Offer is not a one-for-one exchange. Your Replacement Options will be exercisable for fewer shares than your Eligible Options based on the applicable exchange ratio, and in some cases significantly fewer shares.

•

The Replacement Options provide value upon exercise only if Gogo’s common stock price increases after the Replacement Option Grant Date. Also, because the exchange ratios for the option exchange are not one-for-one, it is possible that, at some point in the future, Eligible Options you choose to exchange could be economically more valuable than the Replacement Options received by you pursuant to the Exchange.

•

Replacement Options granted in the Exchange Offer will be subject to the new vesting schedule described in these materials, even if the Eligible Options you exchange were fully vested or, if unvested, would vest earlier than the vesting date of the Replacement Options.

•	You should determine and carefully consider the tax consequences of Replacement Option awards that may be applicable to you.

•	To assist you in these considerations, please also review the Risk Factors that appear on page 19.

Q14.	How do I find out how many Eligible Options I have and what their exercise prices are?

The Election Form on the Exchange Offer Website includes a list of your Eligible Options. You can at any time confirm the number of option grants that you have, their grant dates and exercise prices, and other information by logging on to the Exchange Offer website: https://myoptionexchange.com.

Q15.	Can I tender for exchange stock options that I have already fully exercised?

No. The Exchange Offer applies only to outstanding unexercised Eligible Options. An option that has been fully exercised is no longer outstanding.

Q16.	Can I tender for exchange the remaining unexercised portion of an Eligible Option that I have already partially exercised?

Yes. If at any time before the Expiration Time you have exercised an Eligible Option in part but not entirely, the remaining unexercised portion of the Eligible Option is eligible to be tendered for exchange in the Exchange

Offer. See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q17.	If I choose to participate in the Exchange Offer, do I have to exchange all of my Eligible Options?

No. You are permitted to exchange Eligible Options on a grant-by-grant basis. That means you may choose to exchange some eligible grants, and choose not to exchange others. However, if you elect to exchange an Eligible Option grant, you must elect to exchange the entire Eligible Option grant (i.e., all of the options that are subject to that Eligible Option at the time of tender).

Q18.	If I choose to participate in the Exchange Offer, can I tender for exchange a portion of an option grant?

The Company is not accepting partial exchanges of Eligible Option grants. However, you may elect to exchange the remaining portion of any Eligible Option that you previously partially exercised. Accordingly, you may elect to exchange one or more of your Eligible Option grants, but you must elect to exchange all of the unexercised shares subject to each Eligible Option grant or none of the unexercised shares for that particular grant.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q19.	What if I am on an authorized leave of absence or furlough during the Exchange Offer?

Any Eligible Participant who is on an authorized leave of absence or furlough will be able to participate in the Exchange Offer, so long as they are an employee of the Company (whether active, on authorized leave of absence or on furlough) at both the commencement of the Exchange Offer and the Expiration Time and have not submitted a notice of resignation or received a notice of termination.

See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q20.	What happens if my employment with Gogo terminates before the Expiration Time?

If you have tendered Eligible Options under the Exchange Offer and your employment with Gogo terminates for any reason prior to the Expiration Time (whether initiated by you or by Gogo), you will no longer be eligible to participate in the Exchange Offer, and we will not accept your Eligible Options for exchange and you will not be eligible to receive Replacement Options. In that case, generally you may exercise your existing Eligible Options to the extent they are vested for a limited time after your termination date and in accordance with their original terms.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Gogo. The terms of your service with Gogo remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our service until the expiration of the Exchange Offer and/or the grant date for the Replacement Option or thereafter. In addition, we cannot provide any assurance that your employment with Gogo will continue past the vesting date of any Replacement Option granted in exchange for an Eligible Option that would have been vested and exercisable as of your termination date had the Eligible Option not been exchanged for a Replacement Option.

See Section 1 (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 (“Acceptance of Eligible Options for Exchange; Grant of Replacement Options”) of the Offering Memorandum for more information.

Q21.	Will I owe taxes if I participate in the Exchange Offer?

Generally, the exchange of Eligible Options should be treated as a non-taxable exchange and no income tax should be recognized upon the grant of the Replacement Options for U.S. federal income tax purposes. There would, however, be income tax payable upon the exercise of your Replacement Options. It is recommended that you consult with your own tax accountant or financial advisor for additional information about your personal tax situation.

If you are a citizen or a tax resident of, or otherwise are subject to the tax laws of, a country other than the United States or of more than one country (including any country outside of the U.S., whether or not a country for which a tax discussion is provided in Schedule B to this Offer to Exchange), you should be aware that there may be additional or different tax consequences that may apply to you. It is recommended that you consult with your own tax accountant or financial advisor in your own country for additional information about how the tax or other laws in your own country apply to your specific situation.

See Section 12 of the Offering Memorandum (“Material United States Tax Consequences”) for more information regarding the United States federal income tax aspects of Exchange Offer. If you are a citizen or tax resident of, or otherwise subject to the tax laws of, Australia, France, Singapore, Switzerland or the United Kingdom, see Schedule B to this Offer to Exchange for a general summary of certain material income tax and other tax consequences of participating in the Exchange Offer.

Q22.	Will I owe taxes if I do not participate in the Exchange Offer?

In general, the election not to participate in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. See Section 12 of the Offering Memorandum (“Material United States Tax Consequences”) for more information. If you are a citizen or tax resident of, or otherwise subject to the tax laws of, Australia, France, Singapore, Switzerland or the United Kingdom, see Schedule B to this Offer to Exchange for a general summary of certain material income tax and other tax consequences of participating in the Exchange Offer.

Q23.	What will happen to my Eligible Options if I participate in the Exchange Offer?

If you participate in the Exhange Offer and the Exhange Offer is completed, then at the Expiration Time we will cancel all of your Eligible Options tendered by you and will grant you the Replacement Options.

Q24.	Is it possible for my Replacement Options to be or become underwater?

Yes. The Replacement Options will have an exercise price equal to the closing price of our common stock as reported on Nasdaq on the Replacement Option Grant Date. If the price of our common stock should subsequently fall below that price, then your Replacement Options will be underwater for so long as the trading price is below that price.

Q25.	What happens to Eligible Options that I choose not to tender or that are not accepted for exchange in the Exchange Offer?

There will be no impact to Eligible Options that you choose not to tender for exchange prior to the original Expiration Time, and these Eligible Options will continue to be outstanding and subject to their current terms and conditions.

We will not accept for exchange any options that are tendered that do not qualify as Eligible Options. If you tender an option that is not an Eligible Option or is otherwise not accepted for exchange, we will send you a separate notification following the expiration of the Exchange Offer explaining why your tendered option did not qualify as an Eligible Option, or otherwise was not accepted for exchange.

Q26.	How long do I have to decide whether to participate in the Exchange Offer?

The Exchange Offer will expire at 5:00 pm Cental Time on June 12, 2020. No exceptions will be made to this deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the Exchange Offer at any time. If we do extend the Exchange Offer, the Exchange Offer will expire following the extension. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 9:00 am Eastern Time on the next business day after the last previously scheduled or announced expiration date. You should not expect that the expiration of the Exchange Offer will be extended.

See Section 13 of the Offering Memorandum (“Extension of Exchange Offer; Termination; Amendment”) for more information.

Q27.	How do I tender my Eligible Options for exchange?

If you are an Eligible Participant, you must tender your Eligible Options for exchange at any time before the Exchange Offer expires at 5:00 pm, Central Time, on June 12, 2020 (or such later date as may apply if the Exchange Offer is extended).

To validly tender your Eligible Options, you must submit a properly completed and electronically signed Election Form on the Exchange Offer Website through the online election process, which is described below.

Online Election Process

1. At the start of the Exchange Offer, you will receive an announcement email, dated May 14, 2020, announcing the Exchange Offer (the “Annoucement Email”). You can access the Exchange Offer through a link in the Announcement Email or at https://myoptionexchange.com and enter your Gogo email address and password. If this is the first time you are accessing the site, you will need to register as a new user and create a password. The site uses two-factor authentication, so the first time you access the portal each day the site will generate a verification code that will be e-mailed to you. Once the verification code has been entered you can access the site’s content. The verification codes expire at the end of each day.

2. After logging into the Exchange Offer website, review the Exchange Offer materials and other information available on the website and proceed through to the Election Form on the Exchange Offer Website. You will be provided with personalized information regarding the Eligible Options that you hold, including the grant date and per share exercise price of each of your Eligible Option grants, the number of shares subject to each of your Eligible Option grants as of May 14, 2020, the exchange ratio applicable to each of your Eligible Option grants and the number of Replacement Options that would be issued in exchange for each Eligible Option grant. You also can review your Eligible Options in the Value Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from Replacement Options to be granted pursuant to the Exchange Offer if you choose to exchange your Eligible Options. The Value Calculator uses an example exercise price for the Replacement Option based on the prior day’s closing trading price, which may not be the exercise price on the date that the Replacement Option is granted. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange Offer. For example, the Value Calculator does not account for vesting or the remainder of the term of the Eligible Options. Note that you will be able to profit from a Replacement Option only if it actually vests and it is exercised. Therefore, even if the Value Calculator shows that the potential profit on a Replacement Option is greater than for an Eligible Option at the assumed prices you enter, you would be able to profit from the Replacement Option only if it actually vests and is exercised. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

3. On the Election Form on the Exchange Offer Website, select the appropriate box next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to exchange in the Exchange Offer.

4. Proceed through the Exchange Offer website by following the instructions provided. Review your Election Form on the Exchange Offer Website, confirm that you have read the Exchange Offer materials, acknowledge that your election is subject to the terms, conditions and restrictions contained in the Exchange Offer materials (including the Stock Option Agreement for Replacement Options), confirm that you are satisfied with your Election Form on the Exchange Offer Website after reviewing and then submit your Election Form on the Exchange Offer Website.

5. Upon submitting your Election Form on the Exchange Offer Website, a Confirmation Email will be generated by the Exchange Offer website and emailed to your Gogo email address. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email within two (2) hours of submitting your Election Form, please contact optionexchange@gogoair.com to confirm that your election was made.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled effective as of the Replacement Option Grant Date if we accept your Eligible Options for exchange. We will separately send to you the grant documents relating to your Replacement Options following the Replacement Option Grant Date for your electronic acceptance.

Your Eligible Options will not be considered tendered until we receive a properly completed and electronically signed Election Form on the Exchange Offer Website. We must receive your properly completed and electronically signed Election Form on the Exchange Offer Website in before 5:00 pm Central Time on June 12, 2020 (or such later date as may apply if the Exchange Offer is extended). If you miss this deadline, you will be irrevocably treated as having elected not to participate in the Exchange Offer.

We will accept delivery of your election through the online election process only, which you may access through the link above. You are responsible for making sure that the Election Form on the Exchange Offer Website is properly submitted online through this process. You must allow for sufficient time to complete and submit your Election Form on the Exchange Offer Website to ensure that we receive your Election Form on the Exchange Offer Website before the Expiration Time.

We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly tendered Eligible Options at the Expiration Time, which is 5:00 pm, Central Time, on June 12, 2020.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q28.	Can I withdraw previously tendered Eligible Options?

Yes. You may withdraw your tendered Eligible Options at any time before the Exchange Offer expires (or such later date as may apply if the Exchange Offer is extended).

To change an election you previously made with respect to some or all of your Eligible Option grants, including an election to withdraw all of your Eligible Option grants from the Exchange Offer, you must submit a valid new Election Form on the Exchange Offer Website indicating only the Eligible Option grants you wish to exchange in the Offer Exchange Program or a valid new Election Form on the Exchange Offer Website indicating that you do not want to exchange your Eligible Options, by completing the election process outlined below by the expiration date, currently expected to be 5:00 p.m., Central Time, on June 12, 2020. You must allow sufficient time to complete, electronically sign and submit your new Election Form on the Exchange Offer Website to ensure that we receive it before the Expiration Time.

Election Changes and Withdrawals

1. You can access the Exchange Offer at https://myoptionexchange.com and enter your Gogo email address and password. The site uses two-factor authentication, so the first time you access the portal each day the site will generate a verification code that will be e-mailed to you. Once the verification code has been entered you can access the site’s content. The verification codes expire at the end of each day.

2. After logging into the Exchange Offer website, review the information and proceed through to the Election Form on the Exchange Offer Website. You will be provided with your Eligible Option schedule containing personalized information regarding the Eligible Option grants you hold, as described in Question 27.

3. On the Election Form on the Exchange Offer Website, select the appropriate box next to your previously-selected Eligible Option grants to indicate those Eligible Option grants that you do not want to exchange in the Exchange Offer.

4. Proceed through the Exchange Offer website by following the instructions provided. Review your Election Form on the Exchange Offer Website, confirm that you have read the Exchange Offer materials, acknowledge that your election is subject to the terms, conditions and restrictions contained in the Exchange Offer materials (including the Stock Option Agreement for Replacement Options), confirm that you are satisfied with your Election Form on the Exchange Offer Website after reviewing and then submit your Election Form on the Exchange Offer Website.

5. Upon submitting your Election Form on the Exchange Offer Website, a Confirmation Email will be generated by the Exchange Offer website and emailed to your Gogo email address. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email within two (2) hours of submitting your Election Form, please contact optionexchange@gogoair.com to confirm that your election was made.

If you miss the deadline to withdraw but remain an Eligible Participant, any previously tendered Eligible Options will be exchanged pursuant to the Exchange Offer. You may change your mind as many times as you wish, but you will be bound by the last properly submitted online Election Form on the Exchange Offer Website we receive before the Expiration Time.

Once you have withdrawn Eligible Options, you may re-tender Eligible Options again by submitting a new Election Form on the Exchange Offer Website and following the procedures described for validly tendering option grants in the Exchange Offer as discussed in Question 27 above.

See Section 4 of the Offering Memorandum (“Withdrawal Rights”) for more information.

Q29.	What will happen if I do not return my Election Form on the Exchange Offer Website by the deadline?

If we do not receive an online Election Form on the Exchange Offer Website from you by the Expiration Time, then you will irrevocably be treated as having elected not to participate in the Exchange Offer, in which case all Eligible Options held by you will remain outstanding at their original exercise price and subject to their original terms.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q30.	What if I have any questions regarding the Exchange Offer?

You should direct questions about the Exchange Offer by email to optionexchange@gogoair.com.

FORWARD-LOOKING STATEMENTS

Section 21E of the Exchange Act excludes from the definition of “forward-looking” statements for purposes of the Private Securities Litigation Reform Act of 1995 those forward-looking statements made in connection with a tender offer. As such, forward-looking statements set forth in this Offer to Exchange are not eligible for the protection afforded by the statutory safe harbor. However, you are urged to review statements and disclosures set forth in and incorporated by reference into this Offer to Exchange that include forward-looking statements due to the risks and uncertainties associated with those statements. Forward-looking statements give our current expectations or forecasts of future events. These forward-looking statements include, without limitation, statements regarding the status of the Exchange Offer, our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. Words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “projects,” “seek,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes, and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of important factors. Examples of these factors include (without limitation):

•

the duration for which and the extent to which the COVID-19 pandemic continues to impact demand for commercial and business aviation travel globally, including as a result of governmental restrictions on travel and business and social gatherings and overall economic conditions;

•

the failure to successfully implement our cost reduction plan and other measures taken to mitigate the impact of COVID-19 on our business and financial condition, including efforts to renegotiate contractual terms with certain suppliers and customers;

•

the loss of, or failure to realize the anticipated benefits from, agreements with our airline partners or customers on a timely basis or any failure to renew any existing agreements upon expiration or termination including the results of our ongoing discussions with Delta Air Lines with respect to its transition to free service, which may involve a decision to pursue supplier diversification for its domestic mainline fleet;

•	the failure to maintain airline and passenger satisfaction with our equipment or our service;

•

any inability to timely and efficiently deploy and operate our 2Ku service or implement our technology roadmap, including developing and deploying upgrades and installations of our ATG-4 and 2Ku technologies, Gogo 5G, any technology to which our ATG or satellite networks evolve and other new technologies, for any reason, including technological issues and related remediation efforts, changes in regulations or regulatory delays affecting us, or our suppliers, some of whom are single source, or the failure by our airline partners or customers to roll out equipment upgrades or new services or adopt new technologies in order to support increased demand and network capacity constraints, including as a result of airline partners shifting to a free-to-passenger business model;

•	the timing of deinstallation of our equipment from aircraft, including deinstallations resulting from aircraft retirements and other deinstallations permitted by certain airline contract provisions;

•	the loss of relationships with original equipment manufacturers or dealers;

•	our ability to make our equipment factory linefit available on a timely basis;

•	our ability to develop or purchase ATG and satellite network capacity sufficient to accommodate current and expected growth in passenger demand in North America and internationally as we expand;

•

our reliance on third-party suppliers, some of whom are single source, for satellite capacity and other services and the equipment we use to provide services to commercial airlines and their passengers and business aviation customers;

•	unfavorable economic conditions in the airline industry and/or the economy as a whole;

•	governmental action restricting trade with China or other foreign countries;

•

our ability to expand our international or domestic operations, including our ability to grow our business with current and potential future airline partners and customers and the effect of shifts in business models, including a shift toward airlines providing free service to passengers;

•

an inability to compete effectively with other current or future providers of in-flight connectivity services and other products and services that we offer, including on the basis of price, service performance and linefit availability;

•

our ability to successfully develop and monetize new products and services, including those that were recently released, are currently being offered on a limited or trial basis, or are in various stages of development;

•

our ability to certify and install our equipment and deliver our products and services, including newly developed products and services, on schedules consistent with our contractual commitments to customers;

•	the failure of our equipment or material defects or errors in our software resulting in recalls or substantial warranty claims;

•

a revocation of, or reduction in, our right to use licensed spectrum, the availability of other air-to-ground spectrum to a competitor or the repurposing by a competitor of other spectrum for air-to-ground use;

•	our use of open source software and licenses;

•	the effects of service interruptions or delays, technology failures and equipment failures or malfunctions arising from defects or errors in our software or defects in or damage to our equipment;

•	the limited operating history of our CA-ROW segment;

•	contract changes and implementation issues resulting from decisions by airlines to transition from the turnkey model to the airline-directed model or vice versa;

•	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll-out of our technology roadmap or our international expansion;

•

compliance with U.S. and foreign government regulations and standards, including those related to regulation of the Internet, including e-commerce or online video distribution changes, and the installation and operation of satellite equipment and our ability to obtain and maintain all necessary regulatory approvals to install and operate our equipment in the United States and foreign jurisdictions;

•	our, or our technology suppliers’, inability to effectively innovate;

•	obsolescence of, and our ability to access, parts, products, equipment and support services compatible with our existing products and technologies;

•

costs associated with defending existing or future intellectual property infringement, securities and derivative litigation and other litigation or claims and any negative outcome or effect of pending or future litigation;

•	our ability to protect our intellectual property;

•	breaches of the security of our information technology network, resulting in unauthorized access to our customers’ credit card information or other personal information;

•	our substantial indebtedness, including additional borrowings pursuant to the CARES Act, if any;

•	limitations and restrictions in the agreements governing our current and future indebtedness and our ability to service our indebtedness;

•	our ability to obtain additional financing for operations, or financing intended to refinance our existing indebtedness, on acceptable terms or at all, including any loans pursuant to the CARES Act;

•	fluctuations in our operating results;

•	our ability to attract and retain customers and to capitalize on revenue from our platform;

•	the demand for and market acceptance of our products and services;

•

changes or developments in the regulations that apply to us, our business and our industry, including changes or developments affecting the ability of passengers or airlines to use our in-flight connectivity services;

•

a future act or threat of terrorism, cyber-security attack or other events that could result in adverse regulatory changes or developments as referenced above, or otherwise adversely affect our business and industry;

•	our ability to attract and retain qualified employees, including key personnel, in light of recent furloughs and salary reductions;

•	the effectiveness of our marketing and advertising and our ability to maintain and enhance our brands;

•	our ability to manage our growth in a cost-effective manner and integrate and manage acquisitions;

•	compliance with anti-corruption laws and regulations in the jurisdictions in which we operate, including the Foreign Corrupt Practices Act and the (U.K.) Bribery Act 2010;

•	restrictions on the ability of U.S. companies to do business in foreign countries, including, among others, restrictions imposed by the U.S. Office of Foreign Assets Control;

•	difficulties in collecting accounts receivable;

•	our ability to successfully implement improvements to systems, operations, strategy and procedures needed to support our growth and to effectively evaluate and pursue strategic opportunities; and

•

other risks and factors listed under “Risk Factors” elsewhere in this Offer to Exchange, in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not currently known to us could also cause the forward-looking events discussed in this Offer to Exchange or incorporated herein by reference not to occur as described. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Exchange Offer.

* * *

RISK FACTORS

Participation in the Exchange Offer involves a number of potential risks and uncertainties, including those described below. You should consider, among other things, these risks and uncertainties before deciding whether or not to request that we exchange your Eligible Options in the manner described in the Exchange Offer. You should carefully review the risk factors set forth below and those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020, as well as the other information provided in the Offer to Exchange and the other materials that we have filed with the SEC prior to the Expiration Time, in connection with making a decision as to whether or not to tender your Eligible Options and/or to withdraw any prior election you may have made. See Section 15 of the Offering Memorandum (“Additional Information”) for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

Risks Related to the Exchange Offer

Your Replacement Options will be unvested, and, if you resign from Gogo or Gogo terminates you for Cause before your Replacement Options vest, you will not be able to receive value for your unvested Replacement Options.

A new vesting schedule for the Replacement Options will apply that is different than the vesting schedule for Eligible Options exchanged and such new vesting schedule will apply even if the Eligible Options exchanged are fully vested. Therefore, if you resign from Gogo or any of its subsidiaries after receiving Replacement Options, you may not be able to realize as much value from your Replacement Options as you could have realized for the Eligible Options you exchanged. For example, if you exchange vested Eligible Options and our stock price increases above the exercise price per share of the Eligible Options you exchanged, then you would have been able to exercise and sell the underlying shares of common stock at a gain; whereas, if you resign from Gogo after receiving the Replacement Options, but before they have vested and can be exercised, you will receive no value from the unvested portion of the Replacement Options if our stock price increases.

Please note that if you were terminated by Gogo for Cause, the Replacement Options (whether vested or unvested) would terminate in full, which is the same treatment applicable to your Eligible Options. “Cause” for this purpose has the meanings defined in the 2016 Omnibus Plan.

Your cancelled Eligible Options may be worth more than the Replacement Options that you receive in exchange for them.

Because the number of shares to be granted to you under your Replacement Options will be fewer than the number of shares outstanding under your Eligible Options tendered for exchange, it is possible that, at some point in the future, due to potential increases in our stock price, those Eligible Options would have been more economically valuable than the Replacement Options granted pursuant to the Exchange Offer. For example, if we were to enter into a merger transaction that resulted in a significant increase in the value of our common stock, it is possible that your Eligible Options would be more valuable to you than the Replacement Options.

The Replacement Options could become underwater after they are granted.

The Replacement Options will have an exercise price per share equal to the closing price of our common stock on Nasdaq on the Replacement Option Grant Date. If the trading price of our common stock decreases after the grant date such that the exercise price of your Replacement Options is greater than the trading price of our common stock, you will not be able to realize any value from the exercise of your Replacement Options. There can be no assurances regarding the future price of our common stock or that the trading price of our common stock will increase after the grant date.

* * *

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS

Section 1 Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer.

Gogo Inc. (“Gogo,” “we,” “us” or “our”) is offering its employees and employees of its subsidiaries the opportunity to exchange certain outstanding stock options for replacement stock options with modified terms. As described in this Section 1 of this Offering Memorandum—Offer to Exchange Eligible Options for Replacement Options (this “Offering Memorandum”), Eligible Options that are tendered and accepted prior to the Expiration Time will be exchanged for Replacement Options in exchange for an Eligible Participant’s agreement to accept fewer shares, a revised vesting schedule, and a new Replacement Option term (each capitalized term is defined below).

We are making the offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Exchange Offer” or the “Option Exchange Program”. The Exchange Offer is not conditioned on the acceptance of the Exchange Offer by a minimum number of Eligible Option holders or the tender of elections to exchange Eligible Options covering a minimum number of Gogo shares.

Eligible Participants

All current employees of Gogo or its subsidiaries who hold Eligible Options as of the date the Exchange Offer commences and as of the Expiration Time may participate in the Offer (the “Eligible Participants”). To be an Eligible Participant, you must continue to be employed by us, and have not submitted a notice of resignation or received a notice of termination, between the date the Exchange Offer commences and the Expiration Time.

You will not be eligible to tender Eligible Options for exchange in the Exchange Offer if you cease to be an Eligible Participant for any reason prior to the Expiration Time (as defined below), including voluntary resignation, retirement, involuntary termination, layoff, death or disability. An individual who is on an authorized leave of absence (including furlough) and is otherwise an Eligible Participant on such date will be eligible to tender Eligible Options in the Exchange Offer. A leave of absence is considered “authorized” if it was approved in accordance with our policies.

Your employment with us will remain “at-will” regardless of your participation in the Exchange Offer and can be terminated by you or us at any time. Nothing in the Exchange Offer should be construed to confer upon you the right to remain in service with Gogo. The terms of your service with Gogo remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our service until the grant date for the Replacement Options or any vesting date of your Replacement Options in the future.

Non-employee directors of the Board are not eligible to participate in the Exchange Offer.

Eligible Options

An “Eligible Option” is an outstanding option to purchase shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) issued under the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”), the Gogo Inc. 2013 Omnibus Incentive Plan and the Aircell Holdings Inc. Stock Option Plan that:

•	is held by an Eligible Participant;

•	has an exercise price equal to or greater than $2.46 (which is 150% of the closing trading price of our common stock on May 13, 2020); and

•	is not an Excluded Option.

An “Excluded Option” is an outstanding option that :

•	has a normal expiration date in June 2020;

•	has a performance-vesting condition with a performance period ending in May 2020;

•	was granted in calendar year 2020; or

•	was granted to our Chief Executive Officer in his capacity as a non-employee director of the Board.

The Proposed Exchange

A “Replacement Option” is an option to purchase shares of the Company’s common stock issued under the 2016 Omnibus Plan with the following terms (collectively, the “Replacement Option Terms”):

•	Each Replacement Option will have an exercise price equal to the closing price of our common stock reported on Nasdaq (“Nasdaq”) on the Replacement Option Grant Date.

•	Your Replacement Options will be granted under the 2016 Omnibus Plan.

•	Each Replacement Option will have an expiration date of the tenth anniversary of the date of grant.

•

Each Replacement Option will be unvested when granted and will vest on December 31, 2022, subject to your continued employment with Gogo through that date. With limited exceptions, in the event that your service with us terminates for any reason prior to December 31, 2022 (whether initiated by you or by Gogo), the Replacement Option will expire on your termination date. These exceptions are that, if your employment is terminated prior to the vesting date without “ Cause,” or upon death, disability or “Retirement,” your Replacement Option would fully vest. “Cause” for this purpose has the meaning defined in the 2016 Omnibus Plan and “Retirement” for this purpose has the meaning defined in the applicable stock option agreement. For this purpose, an individual’s employment will not be deemed to have terminated during any period that the individual is on furlough or an authorized leave of absence from Gogo.

You are not required to participate in the Exchange Offer. If you hold more than one option grant from Gogo that each qualify as an Eligible Option grant, then you may elect to participate in the Exchange Offer on a grant-by-grant basis, meaning that you will be allowed to tender for exchange one or more Eligible Option grants without tendering for exchange other Eligible Option grants. However, as to any Eligible Option grant that you elect to tender for exchange, you must tender the entire Eligible Option grant (i.e., all of the options that are subject to that Eligible Option grant at the time of tender).

Eligible Options properly tendered in this Exchange Offer and accepted by us for exchange will be cancelled and your Replacement Options will be granted with the terms described above effective promptly following the Expiration Time (such date, the “Replacement Option Grant Date”).

Expiration and Extension of the Exchange Offer

The Exchange Offer is scheduled to expire at 5:00 p.m Central Time on June 12, 2020, unless we, in our sole discretion, extend the expiration date of the Exchange Offer. This date and time are referred to herein as the “Expiration Time.” See Section 13 (“Extension of Exchange Offer; Termination; Amendment”) for a description of our rights to extend, terminate and amend the Exchange Offer.

If you do not elect to tender your Eligible Options before the Expiration Time, such awards will remain subject to their current terms, including the current exercise price and vesting schedule.

Section 2 Purpose of the Exchange Offer; Additional Considerations

For many years, long-term equity incentive compensation has been a critical part of Gogo’s total compensation program for executives and other key employees. These long-term equity incentives make up a meaningful part of the target total compensation of our employees, including our executive officers. Through equity-based grants of stock options and restricted stock units, our goal is and has been to create an alignment among management and our stockholders focused on the creation of value for our stockholders.

A key part of these grants is the use of vesting, which requires continued service in order to enjoy the full economic benefit of the awards. Option grants serve as a powerful tool in the retention of executives and other key employees based on stock price appreciation. However, when the stock price remains flat or declines, the power of options to motivate and retain the holders of these awards can be lost or greatly diminished, in particular when the exercise price is materially higher than the trading price of the underlying common stock.

Gogo currently has a substantial number of deeply underwater options due to a sustained drop in its stock price over the past several years. We also have a pressing need to retain and motivate our key talent. For this reason, our Board recommended to our stockholders, and our stockholders have approved, the Exchange Offer.

We believe that the Exchange Offer is in the best interests of stockholders and us, as new stock options granted under the program will provide added incentive to motivate and retain our talented employees, including through the addition of a new vesting schedule even for Eligible Options that are fully vested when tendered. Because the number of Replacement Options will be lower than the number of exchanged Eligible Options, the Exhange Offer will reduce the “overhang” of the the underwater options. The difference between the number of Eligible Options tendered in the exchange and Replacement Options granted will be added back to the 2016 Omnibus Plan, and be available for equity awards in the future.

We have designed the Exchange Offer to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and align our employee and stockholder interests for long-term growth. Underwater stock option awards are of limited benefit in motivating and retaining our employees, including our executive officers. Through the Exchange Offer, we believe that we will be able to enhance long-term stockholder value by increasing our ability to retain experienced and talented employees and by aligning the interests of these individuals more fully with the interests of our stockholders. Because many of our employee stock options are underwater (and for a large number of employees, significantly so), we may face a considerable challenge in retaining our employees, including our executive officers, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive, which in some cases, could make the terms of employment at a new employer more attractive than we can offer to our existing employees. The Exchange Offer is designed to address these concerns as well as improve morale among our employees generally and reinvigorate a culture where equity compensation is a key component of our overall compensation package.

In deciding whether to tender one or more Eligible Options pursuant to the Exchange Offer, you should know that we continually evaluate and explore strategic opportunities as they arise. At any given time, we may be engaged in discussions or negotiations with respect to one or more corporate transactions. We also grant equity awards in the ordinary course of business to our directors and our current and new employees, including our executive officers. Our directors and employees, including our executive officers, from time to time may acquire or dispose of our securities. We may from time to time repurchase our own outstanding securities in accordance with applicable securities laws. In addition, we may pursue opportunities to raise additional capital through the issuance of equity or convertible debt securities, or through strategic opportunities, including asset dispositions. If any of these events occur, the percentage ownership of our stockholders could be significantly diluted and/or the nature of our business could fundamentally change, and where such a transaction or event results in our issuance of additional securities, these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE EXCHANGE OFFER AND CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE.

Please also note, if you have previously entered into an agreement with us that includes restrictive covenants (including by accepting an option grant with a stock option agreement containing restrictive covenants), then you will not be agreeing to any new restrictive covenants, but, as a condition to the exchange of your Eligible Options for Replacement Options, you will be affirming that the restrictive covenants to which you previously agreed will remain in effect in accordance with their terms. The term “restrictive covenants” refers to contractual provisions that protect Gogo from current and former employees whose actions may harm us, for example, by competing with us; by soliciting our employees to resign their employment with us; by soliciting our customers, suppliers or vendors; or by disclosing our confidential or proprietary information; and by assisting others in taking these actions. If you have not previously entered into an agreement with us that includes restrictive covenants, then you will not be required to agree to any new restrictive covenants to participate in the Exchange Offer.

Section 3 Procedures for Tendering Eligible Options.

If you wish to tender any or all of your Eligible Options for exchange, you must properly log on to the Exchange Offer web site and complete and submit the online Election Form on the Exchange Offer Website so that we receive it before the Expiration Time (or such later date as may apply if the Exchange Offer is extended), by the following means.

Online Election Process

1. At the start of the Offer, you will receive an announcement email, dated May 14, 2020, announcing the Exchange Offer (the “Announcement Email”). You can access the Exchange Offer through a link in the Announcement Email or at https://myoptionexchange.com and enter your Gogo email address and password. If this is the first time you are accessing the site, you will need to register as a new user and create a password. The site uses two-factor authentication, so the first time you access the portal each day the site will generate a verification code that will be e-mailed to you. Once the verification code has been entered you can access the site’s content. The verification codes expire at the end of each day.

2. After logging into the Exchange Offer website, review the Exchange Offer materials and other information available on the website and proceed through to the Election Form on the Exchange Offer Website. You will be provided with personalized information regarding the Eligible Options that you hold, including the grant date and per share exercise price of each of your Eligible Option grants, the number of shares subject to each of your Eligible Option grants as of May 14, 2020, the exchange ratio applicable to each of your Eligible Option grants and the number of Replacement Options that would be issued in exchange for each Eligible Option grant. You also can review your Eligible Options in the Value Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from Replacement Options to be granted pursuant to the Exchange Offer if you choose to exchange your Eligible Options. The Value Calculator uses an example exercise price for the Replacement Option based on the prior day’s closing trading price, which may not be the exercise price on the date that the Replacement Option is granted. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange Program. For example, the Value Calculator does not account for vesting or the remainder of the term of the Eligible Options. Note that you will be able to profit from a Replacement Option only if it actually vests and it is exercised. Therefore, even if the Value Calculator shows that the potential profit on a Replacement Option is greater than for an Eligible Option at the assumed prices you enter, you would be able to profit from the Replacement Option only if it actually vests and is exercised. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

3. On the Election Form on the Exchange Offer Website, select the appropriate box next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to exchange in the Exchange Offer.

4. Proceed through the Exchange Offer website by following the instructions provided. Review your Election Form on the Exchange Offer Website, confirm that you have read the Exchange Offer materials, acknowledge that your election is subject to the terms, conditions and restrictions contained in the Exchange Offer materials (including the Stock Option Agreement for Replacement Options), confirm that you are satisfied with your Election Form on the Exchange Offer Website after reviewing and then submit your Election Form on the Exchange Offer Website.

5. Upon submitting your Election Form on the Exchange Offer Website, a confirmation email (the “Confirmation Email”) will be generated by the Exchange Offer website and emailed to your Gogo email address. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email within two (2) hours of submitting your Election Form, please contact optionexchange@gogoair.com to confirm that your election was made.

Your Eligible Options will not be considered tendered until we receive the properly completed and electronically signed Election Form on the Exchange Offer Website. We must receive your properly completed and signed Election Form on the Exchange Offer Website before the Expiration Time. If you miss this deadline or submit an Election Form on the Exchange Offer Website that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. We will consider you to have submitted your Election Form on the Exchange Offer Website when you timely and properly complete the election process through the link above.

We will accept delivery of the electronically signed Election Form on the Exchange Offer Website only through the online Exchange Offer website. You are responsible for making sure that the Election Form on the Exchange Offer Website is submitted online to us in this manner. You must allow for sufficient time to complete and submit your Election Form on the Exchange Offer Website to ensure that we receive your Election Form on the Exchange Offer Website online before the Expiration Time.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled in exchange for Replacement Options if we accept your Eligible Options for exchange.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

To validly tender your Eligible Options pursuant to the Exchange Offer, you must remain an Eligible Participant and must not have given a notice of resignation, must not have received a notice of termination and your service with us must not have terminated for any other reason, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, prior to the Expiration Time.

If you elect to tender an Eligible Option for exchange, you must tender the entire grant (i.e., all of the shares underlying the then-unexercised portion of the selected Eligible Option). If you have received multiple option grants from us that each qualify as an Eligible Option and elect to participate in the Exchange Offer, then you will be able to elect to tender as few or as many of your Eligible Option grants as you wish. However, you may not tender part of an Eligible Option grant for exchange. If you attempt to tender a portion but not all of an outstanding Eligible Option grant, we will reject your tender of that particular grant. Such rejection will not affect any other Eligible Options that are properly tendered.

We will determine all questions as to form of documents and the validity, eligibility, time of receipt and acceptance of any tender of Eligible Options. Neither Gogo nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Participant or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties.

This is a one-time offer, and we will strictly enforce this offer period, subject only to any extension of the Expiration Time of the Exchange Offer that we may grant in our sole discretion. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Participant.

Our Acceptance Constitutes an Agreement.

Your tender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4 (“Withdrawal Rights”) and our acceptance of your tendered Eligible Options in accordance with Section 5 (“Acceptance of Eligible Options for Exchange; Grant of Replacement Options”). Our acceptance for exchange of Eligible Options tendered by you pursuant to the Exchange Offer will constitute a binding agreement between Gogo and you upon the terms and subject to the conditions of the Exchange Offer (including the terms in the stock option agreement for the Replacement Options).

Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6 (“Conditions of the Exchange Offer”), we expect to accept for exchange all properly tendered Eligible Options that have not been validly withdrawn by the Expiration Time, and we expect to cancel the Eligible Options accepted for exchange in exchange for the grant of the Replacement Options promptly following the Expiration Time (such date, the “Replacement Option Grant Date”) with the Replacement Option Terms. If the Expiration Time is extended, then the Replacement Option Grant Date would be similarly extended.

Section 4 Withdrawal Rights.

If you elect to accept the Exchange Offer as to some or all of your Eligible Options and later change your mind, you may withdraw your tendered Eligible Options by following the procedure described in this Section 4. Please note that, just as you may not tender only part of an Eligible Option grant, you also may not withdraw your election with respect to only a portion of an Eligible Option grant. If you elect to withdraw a previously tendered Eligible Option grant, then you must withdraw the entire Eligible Option, but need not withdraw any other tendered Eligible Options. We will permit any Eligible Options tendered in the Exchange Offer to be withdrawn at any time during the period that the Exchange Offer remains open. Please note that, upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn at the Expiration Time, unless further extended.

To validly withdraw tendered Eligible Options, you must submit to us a valid new Election Form on the Exchange Offer Website indicating only the Eligible Option grants you wish to exchange in the Offer Exchange or a valid new Election Form on the Exchange Offer Website indicating that you do not want to exchange your Eligible Options, by completing the election process outlined below by the expiration date, currently expected to be 5:00 p.m., Central Time, on June 12, 2020. Your tendered Eligible Options will not be considered withdrawn until we receive your properly completed new Election Form on the Exchange Offer Website.

Election Changes and Withdrawals

1. You can access the Exchange Offer at https://myoptionexchange.com and enter your Gogo email address and password. The site uses two-factor authentication, so the first time you access the portal each day the site will generate a verification code that will be emailed to you. Once the verification code has been entered you can access the site’s content. The verification codes expire at the end of each day.

2. After logging into the Exchange Offer website, review the information and proceed through to the Election Form on the Exchange Offer Website. You will be provided with personalized information regarding the Eligible Option grants you hold, as described in Section 3.

3. On the Election Form on the Exchange Offer Website, select the appropriate box next to your previously-selected Eligible Option grants to indicate those Eligible Option grants that you do not want to exchange in the Exchange Offer.

4. Proceed through the Exchange Offer website by following the instructions provided. Review your Election Form on the Exchange Offer Website, confirm that you have read the Exchange Offer materials, acknowledge that your election is subject to the terms, conditions and restrictions contained in the Exchange Offer materials (including the Stock Option Agreement for Replacement Options), confirm that you are satisfied with your Election Form on the Exchange Offer Website after reviewing and then submit your Election Form on the Exchange Offer Website.

5. Upon submitting your Election Form on the Exchange Offer Website, a Confirmation Email will be generated by the Exchange Offer website and emailed to your Gogo email address. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email within two (2) hours of submitting your Election Form, please contact optionexchange@gogoair.com to confirm that your election was made.

If you miss the deadline for withdrawal but remain an Eligible Participant of Gogo, then any previously tendered Eligible Options will be exchanged pursuant to the Exchange Offer. You are responsible for making sure that a new Election Form on the Exchange Offer Website is submitted online as indicated in Section 3 above. The new Election Form on the Exchange Offer Website must deselect the Eligible Options from being tendered in the Exchange Offer.

Any Eligible Options you withdraw will thereafter be deemed not properly tendered for purposes of the Exchange Offer, unless you properly re-tender those Eligible Options before the Expiration Time of the Exchange Offer by following the procedures described in Section 3 of the Exchange Offer.

We will determine all questions as to form of documents and the validity, eligibility, time of receipt and acceptance of any tender of Eligible Options. Neither Gogo nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Participant or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties.

Section 5 Acceptance of Eligible Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by the Expiration Time, unless extended or if we have not accepted the Eligible Options. We expect to cancel the Eligible Options accepted for exchange in exchange for the grant of the Replacement Options on the Replacement Option Grant Date with the Replacement Option Terms. If the Exchange Offer is extended, then the Replacement Option Grant Date will be similarly extended.

After we grant the Replacement Options, we will separately provide to each tendering Eligible Participant the stock option documentation relating to the Eligible Participant’s Replacement Options. A form of Stock Option Agreement for Replacement Options is filed as an exhibit to the Tender Offer Statement on Schedule TO (the “Schedule TO”), as may be amended, which was filed with the SEC.

If you have tendered Eligible Options under the Exchange Offer and your service terminates for any reason, or if you submit a notice of resignation or receive a notice of termination, before the Exchange Offer expires, you will no longer be eligible to participate in the Exchange Offer, and we will not accept your Eligible Options for exchange. In that case, generally you may exercise your existing options for a limited time after your termination date to the extent they are vested and in accordance with their terms.

Section 6 Conditions of the Exchange Offer.

Notwithstanding any other provision of the Exchange Offer, we will not be required to accept any Eligible Options tendered for exchange, and we may terminate or amend the Exchange Offer, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date hereof and prior to the expiration date of the Exchange Offer, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

there shall have been threatened or instituted any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Exchange Offer, the exchange of some or all of the Eligible Options tendered for exchange, or otherwise relates in any manner to the Exchange Offer or that, in our reasonable judgment, could materially affect our business, condition (financial or other), assets, income, operations, prospects or stock ownership;

•

there shall have been threatened, instituted or taken, any action, or any approval, exemption or consent shall have been withheld, or any statute, rule, regulation, judgment, order or injunction shall have been proposed, sought, promulgated, enacted, entered, amended, interpreted, enforced or deemed to be applicable to the Exchange Offer or us, by or from any court or any regulatory or administrative authority, agency or tribunal that, in our reasonable judgment, would directly or indirectly:

•

make it illegal for us to accept some or all of the tendered Eligible Options for exchange, or otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate in any manner to the Exchange Offer;

•	delay or restrict our ability, or render us unable, to accept the tendered Eligible Options for exchange; or

•	impair the contemplated benefits of the Exchange Offer to us;

•	there will have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or automated quotation system or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•	in our reasonable judgment, any extraordinary or adverse change in Gogo or in U.S. financial markets generally;

•

the commencement or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Exchange Offer; or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•

a tender or exchange offer (other than the Exchange Offer) with respect to some or all of our capital stock, or a merger or acquisition proposal for us, shall have been proposed, announced or publicly disclosed or we shall have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act has acquired more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the Exchange Offer;

•	any such person, entity or group which had publicly disclosed such ownership prior to such date has acquired additional common stock constituting more than 1% of our outstanding shares; or

•

any new group has been formed that beneficially owns more than 5% of our outstanding common stock that, in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Exchange Offer or with such acceptance for exchange of Eligible Options;

•

any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Exchange Offer, other than as contemplated as of the commencement date of this offer (as described in Section 10 of this Offering Memorandum);

•	any changes occur in our business, financial condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

•

any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 2 of this Offering Memorandum, “Purpose of the Exchange Offer; Additional Consideration,” for a description of the contemplated benefits of the offer to us); and

•

any rules or regulations by any governmental authority, Nasdaq, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to us that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 2 of this Offering Memorandum, “Purpose of the Exchange Offer; Additional Consideration,” for a description of the contemplated benefits of the offer to us).

The conditions to the Exchange Offer are for our benefit. We may assert them prior to the expiration date of the Exchange Offer regardless of the circumstances giving rise to them (other than circumstances caused by our action or inaction). We may waive the conditions, in whole or in part, at any time and from time to time prior to our acceptance of your tendered Eligible Options for exchange, whether or not we waive any other condition to the Exchange Offer. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

Section 7 Price Range of Our Common Stock.

The common stock underlying the Eligible Options has been traded on Nasdaq under the symbol “GOGO” since June 2013. The following table shows, for the periods indicated, the high and low intraday sales prices per share of the common stock as reported by Nasdaq.

	High	Low
Fiscal Year Ending December 31, 2020
Second Quarter (through May 7, 2020)	$2.095	$1.41
First Quarter	$6.25	$1.80
Fiscal Year Ended December 31, 2019
Fourth Quarter	$6.55	$5.06
Third Quarter	$7.12	$3.81
Second Quarter	$5.98	$3.87
First Quarter	$5.05	$3.09
Fiscal Year Ending December 31, 2018
Fourth Quarter	$7.31	$2.93
Third Quarter	$5.68	$3.58
Second Quarter	$9.68	$4.68
First Quarter	$11.36	$8.59

As of May 13, 2020, there were 83,822,365 shares of our common stock outstanding and there were 49 stockholders of record of our common stock, and the closing price of our common stock was $1.64 per share as reported on Nasdaq. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. You should evaluate the current trading price of the common stock, among other factors, before deciding whether or not to accept the Exhange Offer.

Section 8 Information Concerning Us; Financial Information

Information Concerning Us. Gogo is the world’s leading provider of in-flight connectivity and a pioneer in wireless in-cabin digital entertainment solutions. Through our proprietary platform and dedicated air-to-ground, or ATG, network, and a variety of in-cabin offerings, we provide turnkey solutions that make it easy and convenient for passengers to extend their connected lifestyles to the aircraft cabin. We operate our business through two operating segments: commercial aviation, or CA, and business aviation, or BA. Our CA business provides in-flight connectivity and digital entertainment solutions to commercial airline passengers through their personal Wi-Fi enabled devices.

Our principal offices are located at 111 North Canal Street, Suite 1500, Chicago, Illinois 60606, and our telephone number is (877) 350-0038. Our website address is www.gogoair.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this Exchange Offer. We are incorporated in the State of Delaware.

Financial and Other Information about Gogo

We refer you to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020, which are incorporated herein by reference.

We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your Eligible Options. We will also provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 15 (“Additional Information”) for more information regarding reports that we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 9 Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities.

The address of each executive officer and director of the Company is:

Gogo Inc.

111 North Canal Street, Suite 1500

Chicago, Illinois 60606

The executive officers of the Company are set forth in the following table:

Executive Officers	Title
Oakleigh Thorne	Director, President and Chief Executive Officer

Barry Rowan	Executive Vice President and Chief Financial Officer

Sergio Aguirre	President, Business Aviation

Jonathan B. Cobin	Executive Vice President and Chief Strategy Officer

Marguerite M. Elias	Executive Vice President, General Counsel and Secretary

Karen Jackson	Executive Vice President, Chief People Experience Officer

John Wade	President, Commercial Aviation

Michael Bayer	Senior Vice President, Controller and Chief Accounting Officer

Based on a trading price of our common stock of $1.64, as of May 13, 2020, our executive officers and employees as a group held outstanding option grants to purchase an aggregate of 8,475,164 shares of our common stock. Of these options, 7,087,993 shares would be considered Eligible Options for purposes of the Option Exchange.

The following table shows the number of shares subject to Eligible Options held by our named executive officers, our other executive officers as a group and our non-executive employees as a group, based on a trading price of our common stock of $1.64, and the number of shares subject to Replacement Options that they may receive assuming, for purposes of illustration only, that each named executive officer decides to exchange all of his Eligible Options. This table does not include (i) options expiring in June 2020, (ii) performance options expected to be forfeited in May 2020, (iii) options granted in calendar year 2020 and (iv) options granted to Oakleigh Thorne as a non-employee director, none of which are Eligible Options.

Name	Number of Shares Underlying Eligible Options	Percentage of Total Eligible Option Pool	Number of Shares that may be Granted in the Option Exchange
Oakleigh Thorne, President and Chief Executive Officer	1,063,500	15.00%	625,591
Barry Rowan Executive Vice President and Chief Financial Officer	554,750	7.83%	326,327
John Wade, President, Commercial Aviation	656,330	9.26%	219,171
Jonathan Cobin, Executive Vice President and Chief Strategy Officer	547,244	7.72%	203,598
Marguerite Elias, Executive Vice President, General Counsel and Secretary	565,430	7.98%	204,045
Other executive officers as a group	510,314	7.20%	250,529
Non-executive employees as a group	3,190,425	45.01%	1,281,063

Except as otherwise described in the Exchange Offer or in our filings with the SEC, including our Definitive Proxy Statement filed on Schedule 14A on March 26, 2020, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 13, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 11, 2020, and other than outstanding compensatory stock options and other stock awards granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Definitive Proxy Statement and in the notes to our consolidated financial statements as set forth in the above-referenced Annual and Quarterly Reports, neither we nor, to our knowledge, any of our executive officers or directors, any person controlling us or any executive officer or director of such control person, is a party to any agreement, arrangement or understanding with respect to any of our securities, including but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

During the past 60 days, we have not granted any other Eligible Options and no Eligible Options have been exercised. Neither we, nor, to the best of our knowledge, any member of our Board or any of our executive officers, nor any affiliate of ours, have engaged in transactions involving the Eligible Options during the past 60 days.

Non-employee directors are not eligible to participate in the Exchange Offer and therefore none of these individuals hold Eligible Options. As of the date hereof, our non-employee directors are Robert L. Crandall, Hugh W. Jones, Ronald T. LeMay (Chairman), Michele Coleman Mayes, Robert H. Mundheim, Christopher D. Payne, Charles C. Townsend and Harris N. Williams. Our Chief Executive Officer, Oakleigh Thorne, is eligible to participate in the Exhange Offer, but the options granted to him in his capacity as a non-employee director of the Board are not Eligible Options. The address of each executive officer and director of the Company is: c/o Gogo Inc., 111 North Canal Street, Suite 1500, Chicago, Illinois 60606.

Section 10 Accounting Consequences of the Exchange Offer.

We have adopted the provisions of ASC Topic 718 regarding accounting for share-based payments. Under ASC Topic 718, we will recognize as expense the remaining original grant date fair value of the tendered Eligible Options, plus the incremental compensation cost (expense) of the Replacement Options. The incremental compensation cost (expense) will be measured as the excess, if any, of the fair value of the Replacement Options over the fair value of the original Eligible Options prior to exchange. The fair value of the Replacement Options will be measured as of the Replacement Option Grant Date and the fair value of the tendered Eligible Options surrendered will be measured as of the Expiration Time. This incremental compensation cost will be recognized in compensation expense ratably over the vesting period of the Replacement Options.

The amount of compensation cost will depend on a number of factors, including the level of participation in the Exchange Offer and the exercise price per share of Eligible Options, as applicable, exchanged in the Exchange Offer. Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Exchange Offer, we cannot predict the exact amount of the charge that would result from the Exchange Offer.

Section 11 Legal Matters; Regulatory Approvals.

We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and grant of Replacement Options as contemplated by the Exchange Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the completion of the Exchange Offer as contemplated herein. Should any such approval or other action be required, we currently contemplate that we will use commercially reasonable efforts to seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Exchange Offer to accept tendered Eligible Options for exchange and to grant Replacement Options with the Replacement Option Terms, would be subject to obtaining any such governmental approval.

Section 12 Material United States Tax Consequences.

The following is a summary of the anticipated material U.S. federal income tax consequences of the Exchange Offer. This tax summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants. The tax consequences for individuals who are subject to the tax laws of a country other than the United States or of more than one country may differ from the U.S. federal income tax consequences summarized herein. The rules governing the tax treatment of stock options are complex. You should consult with your tax advisor to determine the personal tax consequences to you of rejecting or participating in the Exchange Offer.

Tax Effects of Rejecting the Offer

The rejection of the Exchange Offer will not be a taxable event for U.S. federal income tax purposes.

Tax Effects of Accepting the Offer

Neither the acceptance of the Exchange Offer nor the exchange of your Eligible Options will be a taxable event for U.S. federal income tax purposes. You will not recognize any income, gain or loss as a result of the exchange and cancellation of your Eligible Options for Replacement Options for U.S. federal income tax purposes.

Taxation of Nonstatutory Stock Options (“NSOs”)

Generally, an optionholder will not recognize any income, gain or loss on the granting of an NSO. Upon the exercise of an NSO, an optionholder will recognize ordinary income on each purchased share equal to the difference between the fair market value of the stock on the date of exercise and the exercise price of the NSO. If and when an optionholder sells the stock purchased upon the exercise of an NSO, any additional increase or decrease in the fair market value on the date of sale, as compared to the fair market value on the date of exercise, will be treated as a capital gain or loss. If the optionholder has held those shares for more than one year from the date of exercise, such gain or loss will be a long-term capital gain or loss. If the optionholder has held those shares for not more than one year from the date of exercise, such gain or loss will be a short-term capital gain or loss.

Withholding

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized with respect to the exercise of a stock option by an award holder who has been employed by us. We will require any such Eligible Participant to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any shares of our common stock.

If you are a citizen or tax resident of, or otherwise subject to the tax laws of, Australia, France, Singapore, Switzerland or the United Kingdom, see Schedule B to this Offer to Exchange for a general summary of certain material income tax and other tax consequences of participating in the Exchange Offer. In addition, if you are a resident of, or taxpayer in any country other than the United States or of more than one country (whether or not a country for which a tax discussion is provided in Schedule B), you should be aware that there might be additional or different tax consequences that may apply to you. Also, if you were granted Eligible Options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the Replacement Options are granted to you pursuant to the Exchange Offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the Replacement Options as a replacement grant). You should consult with your tax advisor to determine the personal tax consequences to you of rejecting or participating in the Exchange Offer.

Section 13 Extension of the Exchange Offer; Termination; Amendment.

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any Eligible Options tendered to us by disseminating notice of the extension to Eligible Participants by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new expiration date no later than 9:00 am Eastern Time on the next business day following the previously scheduled expiration date of the Exchange Offer. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight Central Time.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date of the Exchange Offer, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6 (“Conditions of the Exchange Offer”), by disseminating notice of the termination to Eligible Participants by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 (“Conditions of the Exchange Offer”) has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect prior to the expiration date. Any notice of such amendment required pursuant to the Exchange Offer or applicable law will be disseminated promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of such change and filed with the SEC as an amendment to the Schedule TO.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or Exchange Offer must remain open following material changes in the terms of or information concerning a tender or Exchange Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you of such action and keep the Exchange Offer open for at least 10 business days after the date of such notification:

•	we increase or decrease the amount of consideration offered for the Eligible Options; or

•	we increase or decrease the number of Eligible Options that may be tendered in the Exchange Offer.

Section 14 Consideration; Fees and Expenses.

We will issue Replacement Options in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for such exchange. All Eligible Participants who properly tender an Eligible Option pursuant to this offer will receive a Replacement Option. Options are equity awards under which the holder can purchase shares of common stock for a predetermined exercise price, provided that the vesting criteria are satisfied.

Subject to the terms and conditions of this Offer, upon our acceptance of your properly tendered Eligible Options, you will be entitled to receive Replacement Options based on an exchange ratio based on the exercise price of your tendered Eligible Option as described in Section 1 of this Offering Memorandum. Replacement Options will be unvested as of the Replacement Option Grant Date and will be subject to a new vesting schedule as described in Section 1 of this Offering Memorandum. If you receive Replacement Options, you do not have to make any cash payment to the Company to receive your Replacement Options, but you will be required to pay the per share exercise price of your Replacement Options to receive any share of common stock subject to your Replacement Options. If we receive and accept tenders of all Eligible Options to be tendered (a total of options to purchase 7,087,993 shares outstanding as of May 13, 2020) subject to the terms and conditions of this offer, we will grant Replacement Options covering a total of approximately 3,110,324 shares of common stock.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Eligible Options pursuant to the Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Offer, including, but not limited to, mailing, faxing and telephone expenses, as well as any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with the Exchange Offer.

Section 15 Additional Information

With respect to the Exchange Offer, we have filed with the SEC the Schedule TO, as it may be amended, of which the Exchange Offer is a part. The Exchange Offer document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. Before making a decision on whether or not to tender your Eligible Options, we highly recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 16, 2020, March 24, 2020, April 21, 2020, April 29, 2020 and May 4, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2013, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We also make available on or through our corporate website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC.

We will also promptly provide without charge to each person to whom we deliver a copy of the Exchange Offer, upon their written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless specifically incorporated by reference into such documents). Requests should be directed to optionexchange@gogoair.com.

The information about us contained in the Exchange Offer should be read together with the information contained in the documents to which we have referred you.

Section 16 Miscellaneous.

WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED ELSEWHERE IN THIS EXCHANGE OFFER AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 AND IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2020 BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Schedule A

SUMMARY FINANCIAL INFORMATION

We incorporate by reference the financial statements and notes thereto included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the unaudited financial information included in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

The following tables set forth the Company’s summary historical consolidated financial data for the fiscal years ended December 31, 2019 and December 31, 2018 and the three month periods ended March 31, 2020 and March 31, 2019, and the Company’s financial position as of such dates. This financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and the related notes filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the unaudited consolidated financial statements and the related notes filed as part of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. The consolidated statements of operations data for the fiscal years ended December 31, 2019 and December 31, 2018 and the consolidated balance sheet data as of December 31, 2019 and December 31, 2018 are derived from our audited consolidated financial statements and the related notes filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The consolidated statements of operations data for the fiscal quarters ended March 31, 2020 and March 31, 2019 and the consolidated balance sheet data as of March 31, 2020 are derived from our unaudited consolidated financial statements and the related notes filed as part of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. The consolidated balance sheet data as of March 31, 2020 is derived from our unaudited consolidated financial statements and the related notes filed as part of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. Financial data for the three month periods ended and as of March 31, 2020 and March 31, 2019 are unaudited and, in the opinion of the Company’s management, include all adjustments necessary for a fair presentation of the data. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

The Company had a book value per share of $(5.81) as of March 31, 2020.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,		Three Months Ended March 31,
	2018	2019	2019	2020
			(Unaudited)
Revenue	$893,764	$835,726	$199,549	$184,475
Operating expenses	$920,685	$799,002	$188,101	$235,535
Operating income (loss)	$(26,921)	$36,724	$11,448	$(51,060)
Net loss	$(162,031)	$(146,004)	$(16,799)	$(84,778)
Basic and diluted net loss per share	$(2.02)	$(1.81)	$(0.21)	$(1.04)
Weighted average number of shares – basic and diluted	80,038	80,766	80,446	81,205

A-1

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of December 31,		As of Ended March 31
	2018	2019	2019	2020
			(Unaudited)
Current assets	$585,526	$424,825	$491,975	$466,489
Non-current assets	$679,570	$789,875	$804,835	$724,981
Current liabilities	$299,687	$252,642	$271,256	$271,423
Non-current liabilities	$1,234,170	$1,360,948	$1,309,528	$1,406,653

A-2

SCHEDULE B: GUIDES FOR CERTAIN NON-U.S. TAX AND LEGAL ISSUES

These guides are summary in nature and do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor are they intended to be applicable in all respects to all categories of Eligible Participants. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

*     *     *

GUIDE TO TAX AND LEGAL ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of Replacement Options pursuant to the Exchange Offer subject to tax in Australia. This summary is based on the tax laws in effect in Australia as of May 2020. We have not obtained a tax ruling or other confirmation from the tax authorities in Australia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options, or you sell shares of common stock acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in Australia, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the Replacement Options granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

Options Granted on or after July 1, 20151

You will be subject to tax in Australia upon the exchange of Eligible Options for Replacement Options as it amounts to a “deferred taxing point” for Australian tax purposes. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to your exchanged options will be the difference between the “market value” of the options at the deferred taxing point and their cost base (which should be nil). The market value of the Eligible Options may be determined using the greater of (i) the intrinsic value at the time of the taxable event (which should be nil), or (ii) the value determined according to a statutory formula based on the market value of the underlying shares, the exercise price of the Eligible Options and the remaining exercise period

Grant of Replacement Options

Replacement Options issued under the Exchange Offer are regarded as an Employee Share Scheme (“ESS”) interest. In general, as it is understood that your Replacement Options will be subject to a real risk of forfeiture at the time of grant, your Replacement Options generally will not be subject to tax until an “ESS deferred taxing point” occurs. Note, however, that whether there is a real risk of forfeiture may depend on your individual circumstances. Accordingly, you should seek your own personal advice in relation to your particular circumstances.

[1]	Eligible Options granted prior to July 1, 2015 should have generally been subject to taxation upon vesting.

Exercise of Replacement Options

Assuming you remain employed with the Company’s local affiliate in Australia, it is anticipated that your ESS deferred taxing point will be the earliest of the following:

(i)	when you exercise your Replacement Options; or

(ii)	cessation of employment (e.g., retirement).

However, if you sell or otherwise dispose of the shares underlying the Replacement Options within 30 days of the original taxing point, the ESS deferred taxing point will shift to the date you sell the shares (the “30-day rule”).

The amount you must include in your assessable income in the income year (i.e., the financial year ending 30 June) in which the ESS deferred taxing point occurs in relation to your Replacement Options, will be the “market value” of the underlying shares. The “market value” is determined according to ordinary principles on the date of exercise and the exercise price.

However, if the 30-day rule applies, you will be taxed on the difference between the sales proceeds and the exercise price paid for the shares and any incremental costs you incur in connection with the sale.

In addition to income tax, the taxable amount also will be subject to the Medicare Levy and surcharge, if applicable.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you may be subject to additional taxation on any gain you realize, unless you dispose of the shares within 30 days after the original ESS deferred taxing point (in which case your tax treatment will be limited to the tax consequences described above).

If you dispose of the shares more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains tax to the extent that the sale proceeds (or market value if you do not dispose of the shares in an arm’s length transaction) exceed your cost basis in the shares. Your cost basis in the shares will generally be equal to the market value of the shares at the ESS deferred taxing point (which will usually be the exercise date) plus any incidental costs of disposal.

The amount of any capital gain you realize must be included in your assessable income for the year in which the shares are sold. However, if you hold the shares for at least one (1) year prior to sale (excluding the dates you acquired and sold the shares), you may discount the capital gain to be included in your assessable income by fifty-percent (50%). If the sale proceeds (or market value if you do not dispose of the shares in an arm’s length transaction) are lower than your cost basis in the shares sold, you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

You will be responsible for reporting any capital gains (losses) you recognize from the sale of shares and paying any applicable taxes due on such gains.

The calculation of capital gains (losses) at the time of sale is complex and you should consult with your personal tax advisor.

Withholding and Reporting

You will be responsible for reporting on your tax return and paying any tax liability and any Medicare levy, Temporary Budget Repair levy and additional surcharge directly to the Australian Tax Office in relation to the Replacement Options and any shares issued to you upon exercise. It is also your responsibility to report and pay any tax liability on any dividends received and/or any capital gains earned.

Your employer is only required to withhold the income tax and social insurance contributions if you have not provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires).

Also, the Company will provide you (no later than 14 July after the end of the year) and the Commissioner of Taxation (no later than 14 August after the end of the year) with a statement containing certain information about your award for the income tax year when the ESS deferred taxing point occurs (typically, the tax year in which you exercise your Replacement Options), including an estimate of the market value of the Replacement Options.

Note that if you acquire shares upon exercise and you sell such shares within 30 days of the original ESS deferred taxing point, as described below, the taxable amount will not be based on the market value of the shares on the date of exercise (as reported by your employer), but on the sale proceeds (or the market value if you do not dispose of the shares in an arm’s length transaction) less the exercise price plus any incidental costs of disposal. Thus, it will be your responsibility to calculate the taxable amount at sale in order to remit applicable taxes due.

Other Information

Exchange Control Information

Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transactions will file the report for you. If an Australian bank is not involved in the transfer, you will have to file the report yourself.

GUIDE TO TAX AND LEGAL ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of Replacement Options pursuant to the Exchange Offer subject to tax in France. This summary is based on the tax laws in effect in France as of May 2020. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options, or you sell shares of common stock acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in France, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the Replacement Options granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

General Information

The Replacement Options described herein are not eligible for the French specific tax and social regime provided by sections L. 225-177 to L. 225-186-1 of the French Commercial Code.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the Replacement Options, although there is no clear guidance from the tax authorities.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered employment compensation subject to income tax, at your marginal income tax rate. Social security contributions will be due on the spread at exercise.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will be subject to capital gains tax at a combined rate of 30%. This 30% rate includes income tax at a flat rate of 12.8% and additional social taxes at a combined rate of 17.2% (without taking into account any rebates). There is a possibility to elect for progressive income tax rates to apply in your annual income tax return. You should discuss the opportunity to elect for progressive taxation with your personal tax advisor or your local tax office.2 If you elect to apply progressive income tax rates, 6.8% of the 17.2% social taxes will be tax deductible.

If the net sale price of the shares is less than the income recognized at exercise, you will realize a capital loss. This capital loss can be offset against capital gain on the sale of securities realized by you and your household during the same year or during the following ten (10) years. A capital loss cannot be offset against other types of income.

You will be responsible for declaring any capital gain (or loss) you realize upon the sale of shares and paying applicable taxes.

Surtax on High Income

An additional surtax applies on all types of income, including the spread at exercise, if your total income exceeds certain thresholds. You should consult with your personal tax advisor regarding the applicability of the surtax to you.

Withholding and Reporting

Your employer will report the taxable amount on your monthly payroll slip to the tax authorities.

The spread is subject to social security contributions and income tax withholding. You also must report the spread as part of your taxable income for the year of exercise in the corresponding tax return and pay any difference between the amount withheld by your employer and the actual tax due.

You are also responsible for reporting and paying any surtax due directly to the tax authorities.

Additionally, your employer is required to withhold applicable income tax and social insurance contributions.

Other Information

Exchange Control Information

You must report the value of any cash or securities that you bring into France or send out of France without the use of a financial institution to the French Customs and Excise Authorities when the value of such cash or securities reaches or exceeds the threshold amount.

Foreign Asset/Account Reporting Information

If you are a French resident, you must declare all of your foreign bank and brokerage accounts in which you hold cash or securities, including the accounts that were opened and/or closed during the tax year, on an annual basis on a special form N° 3916, together with your income tax return.

[2]	The election, if made, will apply to all income. The election does not allow you to apply progressive income tax rates to only certain types of income.

GUIDE TO TAX AND LEGAL ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of Replacement Options pursuant to the Exchange Offer subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of May 2020. We have not obtained a tax ruling or other confirmation from the tax authorities in Singapore with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options, or you sell shares of common stock acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in Singapore, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the Replacement Options granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the Replacement Options, although there is no clear guidance from the tax authorities.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered employment compensation subject to income tax. Social insurance contributions will not be due on the taxable amount.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will not be subject to capital gains tax provided you are not in the business of buying and selling securities.

Special Tax Scheme

Your tax treatment may be different if the Qualified Employee Equity-Based Remuneration Scheme (“QEEBR Scheme”) applies to your situation. Please consult your personal tax advisor to determine if this scheme applies to your award so that you may qualify for the favorable tax treatment.

Withholding and Reporting

Your employer will prepare a Return of Employee’s Remuneration reporting the taxable amount as taxable income and will give you this return before March 1 of the year following the year of the taxable event for the preparation of your tax return to the Inland Revenue Authority of Singapore (“IRAS”). Where your employer is under the Auto-Inclusion Scheme for Employment Income, such information will be submitted by your employer directly to the IRAS electronically and you will only need to complete and submit your annual tax return to the IRAS. In the event tax clearance is triggered, your employer will prepare the Form IR21 and submit this to IRAS.

Generally, your employer is not required to withhold income tax you exercise your Replacement Options. Withholding only applies on the employment income you have derived when tax clearance is required. Otherwise, you personally will be responsible for paying any tax due directly to the local tax authorities.

If you are not a Singapore citizen, your employer is required to seek tax clearance from the IRAS at least one (1) month before you (a) cease employment, (b) leave Singapore for any period exceeding three (3) months or (c) are posted overseas (“tax clearance event”), and withhold any monies due to you until (i) tax clearance is given or (ii) 30 days after IRAS receives the Form IR21, whichever is earlier.

Typically, any unvested and/or unexercised awards or any underlying shares of vested awards which have not yet been acquired that will not be forfeited or cancelled upon termination of the Singapore employment will be deemed to have been vested and/or exercised one (1) month before the tax clearance event occurs or on the date the Options were granted (whichever is later) and the taxable amount will be computed based on the fair market value at that time (“deemed exercise rule”).

If you are a Singapore Permanent Resident who is not leaving Singapore permanently, your employer may not be required to seek tax clearance or withhold monies due to you, although it may request an undertaking by you to confirm that you are not leaving Singapore permanently. You should consult with your personal tax advisor for additional information about the deemed exercise rule and the tax clearance procedures in Singapore.

Other Information

Securities Law Information

This Exchange Offer is made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Exchange Offer and 2016 Omnibus Plan, the 2013 Omnibus Plan or the Aircell Option Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the plan documentation may not be circulated or distributed, and the equity award may not be offered or sold, or be made the subject of an invitation for purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the “Act”) or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

Foreign Asset/Account Reporting Information

If you hold the position of “director”3 of the local affiliate in Singapore, you must give written notice as soon as is practicable to the affiliate whenever you receive and/or dispose of an interest (e.g., an equity award grant, acquire shares, etc.) in the affiliate or a related corporation, such as the Company, regardless of whether the director is resident or employed in Singapore. There is no prescribed form for such disclosure, although in practice, the company secretary normally would prepare a formatted disclosure form that requests the following information: equity award granted, number of shares acquired, description of consideration, if applicable, and the date of the transaction.

[3]

“Director” includes any person, by whatever name described, who occupies the position of director of a Singapore corporation and includes a shadow director on whose instructions the directors of the corporation are accustomed to act.

GUIDE TO TAX, LEGAL AND OTHER ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of Replacement Options pursuant to the Exchange Offer subject to tax in Switzerland. This summary is based on the tax laws in effect in Switzerland as of May 2020. We have not obtained a tax ruling or other confirmation from the tax authorities in Switzerland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options, or you sell shares of common stock acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the Replacement Options granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

General Information

The information in this guide assumes that you are subject to ordinary tax assessment in Switzerland (e.g., you are a tax resident of Switzerland with Swiss citizenship or holding a “C” residence permit). Furthermore, it assumes that you are subject to the Swiss social insurance system. Finally, it does not address cantonal tax reporting obligations that may apply to you as a result of your participation in the Exchange Offer.

If you are subject to income taxation at source (e.g., you are a foreign employee holding a “B” permit or a cross-border employee), your employer will be required to withhold income tax on employment income at the time of the taxable event.

If you are required to file a tax return in Switzerland, you also will be required to report the grant of the awards as well as the income recognized upon exercise on such return. Additionally, you generally will be required to report the awards in the wealth tax section of your personal tax return.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the Replacement Options, although there is no clear guidance from the tax authorities.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered employment compensation subject to income tax, including federal, cantonal and municipal taxes as well as church tax, if applicable. Social insurance contributions will be due on the taxable amount.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will not be subject to capital gains tax provided you are not considered a professional securities dealer and the shares are held as private assets.

Wealth Tax

Awards granted to you under the Exchange Offer should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your tax return. If you receive shares, the fair market value of such shares at the end of a respective tax period generally will be subject to the net wealth tax at the cantonal and municipal levels. Wealth tax also applies to any proceeds from the sale of any acquired shares (e.g. cash) you hold at the end of the respective tax period. You should consult with your personal tax advisor regarding any applicable wealth taxes.

Withholding and Reporting

Your employer will report the grant of the awards in the year-end certificate of salary and in an annex to your year-end certificate of salary (the latter of which is forwarded to the local tax and social insurance authorities) for the year in which the awards were granted to you.

In addition, your employer will report the taxable amount on your year-end certificate of salary and in an annex to your year-end certificate of salary (the latter of which is forwarded to the local tax and social insurance authorities) for the year in which the taxable event occurred.

If you are subject to ordinary tax assessment, you are responsible for attaching the certificate of salary to your income and wealth tax return. Also, you must declare your awards and the shares / proceeds (like any other movable asset) that you hold at the end of each tax period in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

Additionally, your employer is required to withhold applicable social insurance contributions but is not required to withhold income tax. You will personally be responsible for paying any tax due directly to the local tax authorities.

Other Information

Foreign Asset/Account Reporting Information

You are required to declare all of your foreign bank and brokerage accounts in which you hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in your tax return. This includes awards granted to you under the Exchange Offer which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your tax return.

GUIDE TO TAX AND LEGAL ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of Replacement Options pursuant to the Exchange Offer subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of May 2020. We have not obtained a tax ruling or other confirmation from the tax authorities in the United Kingdom with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. We assume that no joint NIC election is applicable to the Eligible Options. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options, or you sell shares of common stock acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the United Kingdom, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the Replacement Options granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the Replacement Options, although there is no clear guidance from the tax authorities.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax and employee NICs on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

When you subsequently sell the shares acquired at exercise of the Replacement Options, you will be subject to capital gains tax on any gain you realize in relation to the shares, provided that your total capital gain for the UK tax year (April 6 to April 5) exceeds your personal annual exempt amount for the tax year in which the sale occurred.

The taxable gain will equal the difference between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares on the date of acquisition).

Please note that share identification rules may affect your cost basis for the purposes of calculating your capital gains tax liability if you have acquired other shares in the Company (whether under the 2016 Omnibus Plan, the 2013 Omnibus Plan or the Aircell Option Plan or outside of it). You should consult your personal tax advisor to determine how the share identification rules apply in your particular situation.

Capital gains tax is payable on gains from all sources in excess of the personal annual exempt amount in any tax year and the rate(s) at which capital gains tax is paid will depend upon the amount of your combined taxable income and chargeable gains for the tax year.

If your sale proceeds are lower than your cost basis in the shares sold, you will realize a capital loss. Capital losses may be used to offset chargeable capital gains (i.e., capital gains in excess of your annual personal exemption amount) realized in the current U.K. tax year or in any subsequent U.K. tax year.

You personally will be responsible for reporting any chargeable gains (or losses) arising upon the sale of the Company shares and for paying any applicable capital gains tax directly to Her Majesty’s Revenue & Customs (“HMRC”) under the self-assessment regime. You also may have an obligation to report your non-chargeable capital gains to HMRC.

The calculation of capital gains (losses) at the time of sale is complex and you should consult with your personal tax advisor

Withholding and Reporting

Your employer will calculate the income tax due and account for this amount to Her Majesty’s Revenue & Customs (“HMRC”). This amount will be withheld from you through the Pay As You Earn (“PAYE”) system or by any other method referred to in the applicable award agreement.

However, if your employer is unable to recover the income tax due from you at the taxable event, you are required to pay the income tax due within 90 days of the end of the U.K. tax year (April 5) during which the taxable event occurred. As provided in your applicable award agreement, you agree to indemnify your employer for any income tax due in relation to the taxable amount.

Notwithstanding the foregoing, in the event that you are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and NICs may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your employer (as appropriate) for the value of any employee NICs due on this additional benefit, which may be recovered by the Company or your employer at any time thereafter by any method referred to in the applicable award agreement.

Your employer is also required to report the details of the grant and exercise of the Replacement Options and acquisition of shares on its annual online tax returns filed with HMRC.

If you are required to complete a self-assessment return, you will be responsible for including any income resulting from the exercise of your Replacement Options on such return. You are also responsible for paying the difference (if any) between your actual tax liability and the amount withheld by your employer. You may use the taxable amount reported by your employer in your annual Form P60 for the declaration of employment income in your self-assessment return.